SCHEDULE A

(as of December 12, 2019)

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Sharehol der Approval Date	Initial Effective Date	Termination Date
Invesco Active U.S. Real Estate ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	6/20/08	11/18/08	11/19/08	4/30/20

Invesco Balanced Multi-Asset Allocation ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/15/16	02/16/17	02/23/17	4/30/20

Invesco Conservative Multi-Asset Allocation ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event	12/15/16	02/16/17	02/23/17	4/30/20

shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.

Invesco Corporate Bond Factor ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/12/19	[ ]	[ ]	4/30/21

Invesco Growth Multi-Asset Allocation ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/15/16	02/16/17	02/23/17	4/30/20

Invesco High Yield Bond Factor ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the	12/12/19	[ ]	[ ]	4/30/21

monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.

Invesco Intermediate Bond Factor ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/12/19	[ ]	[ ]	4/30/21

Invesco Moderately Conservative Multi-Asset Allocation ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/15/16	02/16/17	02/23/17	4/30/20

Invesco Multi-Sector Bond Income Factor ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/12/19	[ ]	[ ]	4/30/21

Invesco Total Return Bond ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/19/17	04/06/18	04/06/18	4/30/20

Invesco Short-Term Bond Factor ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/12/19	[ ]	[ ]	4/30/21

Invesco Ultra Short Duration ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/19/17	04/06/18	04/06/18	4/30/20

Invesco Variable Rate Investment Grade ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/17/15	9/20/16	9/21/16	4/30/20

SCHEDULE B

Addresses of Sub-Advisers

Invesco Advisers, Inc.

11 Greenway Plaza

Suite 1000

Houston, Texas 77046

Invesco Asset Management Deutschland GmbH

An der Welle 5

1st Floor

Frankfurt, Germany 60313

Invesco Asset Management Limited

Perpetual Park

Perpetual Park Drive

Henley-on-Thames

Oxfordshire

RG9 1HH

United Kingdom

Invesco Asset Management (Japan) Limited

Roppongi Hills Mori Tower 14F

6-10-1 Roppongi, Minato-ku, Tokyo 106-6114

Invesco Hong Kong Limited

41/F Champion Tower

Three Garden Road, Central

Hong Kong

Invesco Senior Secured Management, Inc.

1166 Avenue of the Americas

New York, NY 10036

Invesco Canada Ltd.

5140 Yonge Street

Suite 900

Toronto, Ontario

Canada M2N 6X7

INVESCO CAPITAL MANAGEMENT LLC

Adviser

By:	/s/ Daniel E. Draper
Name:	Daniel E. Draper
Title:	Managing Director

INVESCO ADVISERS, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Senior Vice President

INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Bernhard Langer
/s/ Alexander Taft

Name:	Bernhard Langer
Alexander Taft

Title:	Director
Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Matthew Heath
Name:	Matthew Heath
Title:	Chief Marketing Officer

INVESCO ASSET MANAGEMENT (JAPAN)
LIMITED

Sub- Adviser

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO HONG KONG LIMITED

Sub- Adviser

By:	/s/ Lee Siu Mei
/s/ Pang Sin Chu

Name:	Lee Siu Mei
Pang Sin Chu

Title:	Authorized Signatory
Authorized Signatory

INVESCO SENIOR SECURED
MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name:	Stephen Swanson
Title:	Secretary & General Counsel

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani
Name:	Harsh Damani
Title:	Chief Financial Officer, Funds & North America Head of Fund Accounting & Fund Expenses